                                                                               .
                                                                               .
                                                                               .


                                                                    Exhibit 21.1



Name of Subsidiaries                    Jurisdiction of Incorporation
--------------------------              -----------------------------
1.   Dover Saddlery, Inc.                    Massachusetts

2.   Smith Brother, Inc.                     Texas